November, 2005 HSBC Finance Corporation and HSBC USA Inc. Supplement to the Forms 10-Q for the period ended September 30, 2005

Forward Looking Statements This document, and subsequent discussion, contains certain forward-looking information with respect to the financial condition, results of operations and business of HSBC Holdings plc, HSBC Finance Corporation, HSBC USA Inc. and HSBC North America Holdings Inc. This information represents expectations or beliefs concerning future events and is subject to unknown risks and uncertainties. This information speaks only as of the date on which it is provided. Additional detailed information concerning important factors that could cause actual results to differ materially is available in the HSBC Holdings plc Annual Report, HSBC Finance Corporation Annual Report on Form 10-K, and HSBC USA Inc. Annual Report on Form 10-K for the year ended December 31, 2004. Please further be advised that Regulation FD prohibits HSBC representatives from answering certain, specific questions during the Q&A session.

International Financial Reporting Standards ("IFRSs") Prior to January 1, 2005, HSBC Holdings plc ("HSBC") reported results on a U.K. GAAP basis. The European Union has determined that all European listed companies will be required to prepare their consolidated financial statements using IFRSs by 2005. As a result, HSBC began reporting its financial results under IFRSs rather than U.K. GAAP with its release of interim financial results for the six months ended June 30, 2005. HSBC Finance Corporation - Managed Basis (a non-GAAP financial measure) assumes that securitized customer loans have not been sold and remain on our balance sheet. HSBC Finance Corporation - Management Basis In addition to managed basis reporting, we also monitor our operations and evaluate trends on a Management basis (a non-GAAP financial measure). Management basis reporting, in addition to the managed basis adjustments, assumes that the Mortgages and Private Label customer loans transferred to HSBC's U.S. banking subsidiary, HSBC Bank USA, N.A. ("HSBC Bank USA"), have not been sold and remain on the balance sheet, and that the funding facility with HSBC Bank USA as the originating lender for our taxpayer refund anticipation loan program is not in place. We also monitor our operations and evaluate trends on a management basis because the customer loan sales to HSBC Bank USA were conducted primarily to more appropriately fund prime customer loans within the HSBC Group and such customer loans continue to be managed and serviced by Basis of Reporting

Management Basis - continued us without regard to ownership. Furthermore, we also review operating results and make decisions about allocating resources such as employees on a management basis. When reporting on a management basis, net interest income, fee income and loan impairment charges are adjusted to include the activity associated with these customer loans transferred to HSBC Bank USA. Gains on sales and the related servicing fees are eliminated along with the funding facility fees paid to HSBC Bank USA. We believe that management basis information enables readers, investors and other interested parties to better understand the overall performance and related trends of our consumer finance business. HSBC Finance Corporation - IFRS Management Basis (a non-GAAP financial measure) represents Management Basis plus IFRS adjustments. HSBC USA Inc. - IFRS represents HSBC USA Inc. U.S. GAAP results plus IFRS adjustments. International Accounting Standards ("IAS") Lite Management Basis excludes application of: IAS 32, "Financial Instruments: Disclosure and Presentation;" IAS 39, "Financial Instruments: Recognition and Measurement;" and IFRS 4, "Insurance Contracts." Basis of Reporting - continued

Strong underlying business performance supported by good credit experience, customer loan growth and expense trends Impacts of Hurricane Katrina (“KATRINA”) resulted in $206 million (before tax) of incremental loan impairment charges and $11 million (before tax) of foregone operating income in the quarter Expect higher bankruptcy loan impairment charges in the region of $200 million (before tax) in the fourth quarter due to U.S. bankruptcy legislation, substantially covered by existing allowances Excluding impacts of Katrina, but including additional loan impairment charges for bankruptcy, combined profit for the period for HSBC Finance Corporation and HSBC USA Inc. increased 10% compared to Q3 04 and 4% on a year-to-date basis HSBC Finance Corporation and HSBC USA Inc. Third Quarter 2005 Highlights - IFRS (A Non-GAAP Measure)

HSBC Finance Corporation and HSBC USA Inc. Profit For the Period - IFRS (A Non-GAAP Measure) (Millions $) Q3 05 IFRS Profit for the Period: HSBC Finance Corporation HSBC USA Inc. Sub-total Profit for the Period related to transferred assets (1) Combined Profit for the Period Katrina impact, net of Tax Expense Combined Profit for the Period, adjusted Primarily relates to eliminations of affiliated transactions from the transfer of assets between HSBC Finance Corporation and HSBC USA Inc. $388 228 616 72 688 139 $827 $517 337 854 (99) 755 - $755 Q3 04 IAS Lite

HSBC Finance Corporation and HSBC USA Inc. Profit for the Period - IFRS (A Non-GAAP Measure) (Millions $) 2005 IFRS Profit for the Period: HSBC Finance Corporation HSBC USA Inc. Sub-total Profit for the Period related to transferred assets (1) Combined Profit for the Period Katrina impact, net of Tax Expense Combined Profit for the Period, adjusted Primarily relates to eliminations of affiliated transactions from the transfer of assets between HSBC Finance Corporation and HSBC USA Inc. $1,794 724 2,518 233 2,751 139 $2,890 $1,918 967 2,885 (105) 2,780 - $2,780 Nine months ended September 30, 2004 IAS Lite

HSBC Finance Corporation and HSBC USA Inc. Third Quarter 2005 Hurricane Katrina Impacts - IFRS (A Non-GAAP Measure) (Millions $) Loan Impairment Charges Consumer Cards HSBC Finance Corporation HSBC USA Inc. Total Katrina Impact $125 55 180 26 $206 Foregone Operating Income Total Pre-tax $ - 7 7 4 $11 $125 62 187 30 $217 Exposure $1.8 billion of managed customer loans $1.1 billion secured by Real Estate Estimates of loan impairment charges will be refined as more information becomes available

HSBC Finance Corporation

HSBC Finance Corporation - Third Quarter 2005 Highlights IFRS Management Basis (A Non-GAAP Measure) Strong underlying business performance Expect higher bankruptcy charge-offs in the region of $200 million (before tax) in the fourth quarter due to U.S. bankruptcy legislation, substantially covered by existing allowances Adjusting for Katrina, but including additional loan impairment charges for bankruptcy, profit for the period increased 3% from Q3 04 and 6% year-to-date Customer loan growth of 19% year-over-year, with good organic growth NIM (Net Interest Margin) compression consistent with the current market environment Higher RAR (Risk Adjusted Revenue) driven by credit quality improvements and increased fee generation Improved underlying credit results driven by stronger analytics, improved collections, portfolio mix and a favorable economy Charge-offs down 100 bps compared to Q3 04 2+ delinquency down 80 bps from September 30, 2004 Improving expense trends

HSBC Finance Corporation IFRS Management Basis (A Non-GAAP Measure) (Millions $) Q3 05 IFRS $2,973 614 3,587 1,430 205 1,295 657 233 424 138 $ 562 36.1% 3.4% Q3 04 IAS Lite $2,839 692 3,531 1,392 - 1,290 849 306 543 - $ 543 36.5% 4.0% Net Interest Income Other Operating Income Total Operating Income Loan Impairment Charges Loan Impairment Charges, Katrina related Operating Expenses Profit Before Tax Tax Expense Profit for the Period Katrina impact, net of Tax Expense Adjusted Profit for the Period Cost Efficiency Ratio Expenses/Average Customer Loans

HSBC Finance Corporation IFRS Management Basis (A Non-GAAP Measure) (Millions $) Net Interest Income Other Operating Income Total Operating Income Loan Impairment Charges Loan Impairment Charges, Katrina related Operating Expenses Profit Before Tax Tax Expense Profit for the Period Katrina impact, net of Tax Expense Adjusted Profit for the Period Cost Efficiency Ratio Expenses/Average Customer Loans 2005 IFRS 2004 IAS Lite Nine months ended September 30, $8,807 2,047 10,854 3,751 205 3,922 2,976 1,008 1,968 138 $2,106 36.1% 3.6% $8,481 2,102 10,583 3,890 - 3,718 2,975 995 1,980 - $1,980 35.1% 4.0%

HSBC Finance Corporation Key Ratios - Management Basis (A Non-GAAP Measure) Q3 04 Q4 04 Q1 05 Q2 05 Q3 05 NIM 0.0775 0.0757 0.0713 0.071 0.069 RAR 0.064 0.0652 0.0671 0.0651 0.066 ROMA 0.0084 0.0074 0.0132 0.0114 0.008 Risk Adjusted Margin 4.07 4.6 4.35 4.34 0.01 Derived from U.S. GAAP reported results and adjusted to management basis as further described on pages 3 and 4. Excludes impact of initial FFIEC implementation. (3) Excludes mark-to-market on derivatives which do not qualify as effective hedges and ineffectiveness associated with qualifying hedges under SFAS 133. Q3 05 ROMA includes the impact of Katrina ($138 million after-tax). (2) (3) (3) (1)

HSBC Finance Corporation Credit Quality - Management Basis (A Non-GAAP Measure) Q3 04 Q4 04 Q1 05 Q2 05 Q3 05 Charge-Offs 0.0423 0.0384 0.0356 0.0325 0.032 RAR 0.064 0.0652 0.0671 0.0651 0.066 2+ Delinquency 0.0444 0.0395 0.0368 0.0359 0.036 Risk Adjusted Margin 4.07 4.6 4.35 4.34 4.03 (1) Derived from U.S. GAAP reported results and adjusted to management basis as further described on pages 3 and 4. Q4 04 excludes impact of initial FFIEC implementation. Excludes mark-to-market on derivatives which do not qualify as effective hedges and ineffectiveness associated with qualifying hedges under SFAS 133. (2) (3) (1)

HSBC Finance Corporation IFRS Management Basis (A Non-GAAP Measure) Customer Loans (Millions $) (1) MasterCard is a registered trademark of MasterCard International, Incorporated and Visa is a registered trademark of VISA USA, Inc.

HSBC Finance Corporation Third Quarter 2005 - Business Unit Highlights Good growth in Real Estate Secured products, up 17% year- over-year Includes both near-prime and subprime segments Continued focus on junior liens and cross selling More granular pricing based on segmentation and risk Solid growth in unsecured loans, driven by successful direct mail campaigns Retail Branch Channel (HFC/Beneficial) Correspondent/ Wholesale Channel Continued strong Real Estate Secured volumes; portfolio up 45% year-over-year Expanded junior lien portfolio Expanded distribution through diversifying flow originators Enhanced market pricing segmentation Continued improvement in origination expense ratio

HSBC Finance Corporation Third Quarter 2005 - Business Unit Highlights Excellent quarter with strong profits, solid organic loan growth and good operating income growth Expanded net interest margin by growing non-prime book and repricing efforts Strong growth in fee and other operating income due to growing portfolio and higher interchange Underlying credit quality very good Risk adjusted revenue up sharply Continued focus on non-prime card sectors Pending Metris acquisition on track for a fourth quarter close Credit Card Private Label Signed two additional department store merchants, Neiman Marcus and Bon Ton stores Growing commercial card capability including Office Max and Advanced Auto Parts Continued strong merchant renewals Overall credit quality strong based on continued improvements in front-end underwriting tools and collections management

HSBC Finance Corporation Third Quarter 2005 - Business Unit Highlights Strong organic growth, principally in the near-prime portfolio Benefit of mix shift is evident in results Expanded distribution through direct channel Optimized collections and active portfolio management Canada Customer loan growth strong Branch network's strong growth led by secured and unsecured products Growth initiatives in auto business and credit cards off to a good start Continued branch expansion Credit quality stable UK In response to difficult environment, focused on credit and loss mitigation In retail branch, increased usage of risk-based pricing and proprietary analytics for risk management Credit cards continued focus on risk- based pricing and credit line management Auto International

HSBC USA Inc.

HSBC USA Inc. - Third Quarter 2005 Highlights IFRS (A Non-GAAP Measure) Good core loan and deposit growth over 2004 Commercial loan growth of 20% Total deposit growth of 17% Overall credit quality remains strong Adjusting for Katrina and non-recurring items in Q3 04, profit for Q3 05 increased 4% Non-recurring items primarily relate to gain on affiliate sale and third party asset sale 2005 results also impacted by private label purchase premium amortization Cost efficiency ratio increased from a year ago largely due to non-recurring items in 2004, effects of private label transfer and impacts of Corporate, Investment Banking and Markets (CIBM)

HSBC USA Inc. IFRS (A Non-GAAP Measure) (Millions $) Net Interest Income Other Operating Income Total Operating Income Loan Impairment Charges Loan Impairment Charges, Katrina related Operating Expenses Profit Before Tax Tax Expense Profit for the Period Katrina impact, net of Tax Expense Adjusted Profit for the Period Cost Efficiency Ratio $766 412 1,178 186 26 597 369 141 228 19 $247 50.7% $693 371 1,064 17 - 499 548 211 337 - $337 46.9% Q3 05 IFRS Q3 04 IAS Lite

HSBC USA Inc. IFRS (A Non-GAAP Measure) (Millions $) Net Interest Income Other Operating Income Total Operating Income Loan Impairment Charges Loan Impairment Charges, Katrina related Operating Expenses Profit Before Tax Tax Expense Profit for the Period Katrina impact, net of Tax Expense Adjusted Profit for the Period Cost Efficiency Ratio $2,347 1,127 3,474 497 26 1,786 1,165 441 724 19 $743 51.4% $2,021 1,023 3,044 (7) - 1,545 1,506 539 967 - $967 50.8% 2005 IFRS 2004 IAS Lite Nine months ended September 30,

HSBC USA Inc. Third Quarter 2005 - Business Unit Highlights Personal Financial Services (PFS) Good core loan and deposit growth On-line savings product being launched Mortgage results improved on strong retail origination volumes and increased value of servicing rights Expanded customer service initiatives and established new distribution channels, including 12 branch openings year to date Introduced HSBC Premier Investor, a high yield branch-based deposit product, which added over $1 billion since Q3 04 Expanded in niche markets (Chinese market campaign and Embassy banking business) Commercial Banking (CMB) Expansion of small business relationships added loans of $450 million and deposits of $1.3 billion since Q3 04. Continue to be the #1 SBA lender in New York state. Loan growth from new geographic markets (e.g. Los Angeles, San Francisco, Boston, Miami and Philadelphia) Added commercial real estate relationship managers in West Coast and downstate New York, which added loans of $1.0 billion and deposits of over $450 million since Q3 04

Interest rate and yield curve pressures significantly reduced Money Market and Balance Sheet Management income. Other operating income, particularly in areas where investment has been made, such as global markets trading, improved. Business investment strategy remains on course supported by financial and client results. Cost build out mostly completed as platforms are largely in place and benefits realization phase ongoing. Improved overall liquidity from Global Transaction Banking deposit gathering initiatives Successfully priced the first two MBS whole loan deals and the first agency CMO deal Won integrated NAFTA Payments and Cash Management mandate for major corporate client in Logistics sector, an industry first HSBC USA Inc. Third Quarter 2005 - Business Unit Highlights Corporate, Investment Banking and Markets (CIBM) Private Banking (PB) Strong operating income growth from Q3 04 and improved balance sheet mix; loan growth of 24% Increasing rates provided opportunity for deposit growth Restructured Latin America business and established a global market management team to better serve clients

APPENDIX

Reconciliation to GAAP Financial Measures
HSBC Finance Corporation Income Statement
IFRS Management Basis

	Three Months Ended 9/30/05			Three Months Ended 9/30/04
		IFRS			IAS Lite
		Management	IFRS		Management	IAS Lite
	Owned	Basis	Management	Owned	Basis	Management
(dollars are in millions)	Basis	Adjustments	Basis	Basis	Adjustments	Basis

Net interest income	$2,163	$810	$2,973	$1,969	$870	$2,839
Other operating income	1,102	(488)	614	1,040	(348)	692

Total operating income	$3,265	$322	$3,587	$3,009	$522	$3,531

Loan impairment charges	1,181	249	1,430	1,123	269	1,392
Loan impairment charges, Katrina related	180	25	205	—	—	—
Operating expenses	1,483	(188)	1,295	1,408	(118)	1,290

Profit before tax	421	236	657	478	371	849
Tax expense	140	93	233	153	153	306

Profit for the period	$281	$143	$424	$325	$218	$543

Katrina impact, net of tax expense	—	138	138	—	—	—

Adjusted profit for the period	$281	$281	$562	$325	$218	$543

Cost Efficiency Ratio:
Total operating expenses	$1,483	$(188)	$1,295	$1,408	$(118)	$1,290
Policyholders’ benefits	(109)	109	—	(93)	93	—

Total operating expenses, excluding policyholders’ benefits	1,374	(79)	1,295	1,315	(25)	1,290

Net interest income and other operating income	3,265	322	3,587	3,009	522	3,531
Policyholders’ benefits	(109)	109	—	(93)	93	—

Net interest income and other operating income, excluding policyholders’ benefits	$3,156	$431	$3,587	$2,916	$615	$3,531

Cost efficiency ratio	43.5%	—	36.1%	45.1%	—	36.5%

Adjusted profit for the period growth:
Profit for the period	$281	$281	$562	$325	$218	$543
IFRS management basis profit for the period growth:
9/30/05 compared to 9/30/04			3%			—

Reconciliation to GAAP Financial Measures
HSBC Finance Corporation Income Statement
IFRS Management Basis

	Nine Months Ended 9/30/05			Nine Months Ended 9/30/04
		IFRS			IAS Lite
		Management	IFRS		Management	IAS Lite
	Owned	Basis	Management	Owned	Basis	Management
(dollars are in millions)	Basis	Adjustments	Basis	Basis	Adjustments	Basis

Net interest income	$6,086	$2,721	$8,807	$5,719	$2,762	$8,481
Other operating income	3,688	(1,641)	2,047	3,315	(1,213)	2,102

Total operating income	$9,774	$1,080	$10,854	$9,034	$1,549	$10,583

Loan impairment charges	3,053	698	3,751	3,048	842	3,890
Loan impairment charges, Katrina related	180	25	205	—	—	—
Operating expenses	4,467	(545)	3,922	4,139	(421)	3,718

Profit before tax	2,074	902	2,976	1,847	1,128	2,975
Tax expense	695	313	1,008	619	376	995

Profit for the period	$1,379	$589	$1,968	$1,228	$752	$1,980

Katrina impact, net of tax expense	—	138	138	—	—	—

Adjusted profit for the period	$1,379	$727	$2,106	$1,228	$752	$1,980

Cost Efficiency Ratio:
Total operating expenses	$4,467	$(545)	$3,922	$4,139	$(421)	$3,718
Policyholders’ benefits	(347)	347	—	(299)	299	—

Total operating expenses, excluding policyholders’ benefits	4,120	(198)	3,922	3,840	(122)	3,718

Net interest income and other operating income	9,774	1,080	10,854	9,034	1,549	10,583
Policyholders’ benefits	(347)	347	—	(299)	299	—

Net interest income and other operating income, excluding policyholders’ benefits	$9,427	$1,427	$10,854	$8,735	$1,848	$10,583

Cost efficiency ratio	43.7%	—	36.1%	44.0%	—	35.1%

Adjusted profit for the period growth:
Profit for the period	$1,379	$727	$2,106	$1,228	$752	$1,980
IFRS management basis profit for the period growth:			6%

Reconciliation to GAAP Financial Measures
HSBC Finance Corporation
Management Basis

	Three months ended
	September 30, 2005	September 30, 2004
	(dollars are in millions)
Return on Average Assets:
Profit for the period:
Owned basis	$281	$325
Management basis adjustments	31	26

Management basis	$312	$351

Adjusted profit for the period:
Owned basis	$281	$325
Management basis adjustments	31	26
Derivative adjustments	43	(34)

Management basis adjusted for derivatives	$355	$317

Average assets:
Owned basis	$141,765	$124,512
Management basis adjustments	28,452	26,282

Management basis	$170,217	$150,794

Return on average owned assets	.8%	1.0%
Return on average management assets	.7	.9
Return on average management assets, adjusted for derivatives	.8	.8

Managed Basis Risk Adjusted Revenue:
Net interest income	$2,340	$2,550
Other operating income, excluding securitization revenue and the mark-to-market on derivatives which do not qualify as effective hedges and ineffectiveness associated with qualifying hedges under SFAS No. 133	1,185	916
Less: Net charge-offs	(1,052)	(1,363)

Risk adjusted revenue	$2,473	$2,103

Management basis adjustments:
Net interest income	$339	$51
Other operating income, excluding securitization revenue and the mark-to-market on derivatives which do not qualify as effective hedges and ineffectiveness associated with qualifying hedges under SFAS No. 133	(89)	(5)
Less: Net charge-offs	(158)	(2)

Risk adjusted revenue, management basis adjustments	$92	$44

Management basis:
Net interest income	$2,679	$2,601
Other operating income, excluding securitization revenue and the mark-to-market on derivatives which do not qualify as effective hedges and ineffectiveness associated with qualifying hedges under SFAS No. 133	1,096	911
Less: Net charge-offs	(1,210)	(1,365)

Risk adjusted revenue, management basis	$2,565	$2,147

Average interest-earning assets:
Managed basis	$134,817	$129,497
Management basis adjustments	20,806	4,719

Management basis	$155,623	$134,216

Managed basis risk adjusted revenue	7.3%	6.5%
Management basis risk adjusted revenue	6.6	6.4

Net Interest Income:
Net interest income:
Owned basis	$2,163	$1,969
Management basis adjustments	516	632

Management basis	$2,679	$2,601

Average interest-earning assets:
Owned basis	$127,038	$107,955
Management basis adjustments	28,585	26,261

Management basis	$155,623	$134,216

Owned basis net interest margin	6.8%	7.3%
Management basis net interest margin	6.9	7.8

Reconciliation to GAAP Financial Measures
HSBC Finance Corporation
Management Basis

	Three months ended
	September 30, 2005	September 30, 2004
	(dollars are in millions)
Consumer Net Charge-off Ratio:
Consumer net charge-offs:
Owned basis	$902	$969
Management basis adjustments	308	396

Management basis	$1,210	$1,365

Average consumer receivables:
Owned basis	$123,163	$102,821
Management basis adjustments	28,579	26,266

Management basis	$151,742	$129,087

Owned basis consumer net charge-off ratio	2.9%	3.8%
Management basis consumer net charge-off ratio	3.2	4.2

Two-Months-and-Over Contractual Delinquency Ratio:
Consumer 2+ delinquency:
Owned basis	$4,861	$4,702
Management basis adjustments	830	1,117

Management basis	$5,691	$5,819

Consumer receivables:
Owned basis	$128,524	$106,130
Management basis adjustments	27,631	25,037

Management basis	$156,155	$131,167

Owned basis consumer 2+ delinquency ratio	3.8%	4.4%
Management basis consumer 2+ delinquency ratio	3.6	4.4

Reconciliation to GAAP Financial Measures
HSBC Finance Corporation Customer Loans
IFRS Management Basis

	As at September 30, 2005			As at June 30, 2005			As at September 30, 2004
		IFRS			IFRS			IFRS
		Management	IFRS		Management	IFRS		Management	IFRS
	Owned	Basis	Management	Owned	Basis	Management	Owned	Basis	Management
(dollars are in millions)	Basis	Adjustments	Basis	Basis	Adjustments	Basis	Basis	Adjustments	Basis

Branch real estate	$40,236	$109	$40,345	$39,091	$(10)	$39,081	$34,000	$462	$34,462
Correspondent real estate	37,894	4,880	42,774	32,839	5,210	38,049	24,726	4,758	29,484

Real estate secured	78,130	4,989	83,119	71,930	5,200	77,130	58,726	5,220	63,946

MasterCard/Visa (1)	18,974	3,631	22,605	17,421	4,771	22,192	11,666	8,854	20,520
Private label	2,777	15,929	18,706	2,905	15,109	18,014	14,000	3,959	17,959
Auto finance	10,137	1,491	11,628	8,997	1,841	10,838	6,823	3,081	9,904
Personal non-credit card	18,484	1,777	20,261	17,255	2,501	19,756	14,888	3,707	18,595
Commercial and other	220	(179)	41	253	(181)	72	334	(192)	142

Total customer loans	$128,722	$27,638	$156,360	$118,761	$24,241	$148,002	$106,437	$24,629	$131,066

(1)	MasterCard is a registered trademark of MasterCard International, Incorporated and Visa is a registered trademark of VISA USA, Inc.

Reconciliation to GAAP Financial Measures
HSBC USA Inc. Income Statement
IFRS

	Three Months Ended 9/30/05			Three Months Ended 9/30/04
	Owned	IFRS		Owned	IAS Lite
(dollars are in millions)	Basis	Adjustments	IFRS	Basis	Adjustments	IAS Lite

Net interest income	$761	$5	$766	$698	$(5)	$693
Other operating income	505	(93)	412	362	9	371

Total operating income	$1,266	$(88)	$1,178	$1,060	$4	$1,064

Loan impairment charges	173	13	186	27	(10)	17
Loan impairment charges, Katrina related	26	—	26	—	—	—
Operating expenses	673	(76)	597	480	19	499

Profit before tax	394	(25)	369	553	(5)	548
Tax expense	142	(1)	141	214	(3)	211

Profit for the period	$252	$(24)	$228	$339	$(2)	$337

Katrina impact, net of tax expense	—	19	19	—	—	—
Non-recurring items, net of tax expense	—	—	—	—	(99)	(99)

Adjusted profit for the period	$252	$(5)	$247	$339	$(101)	$238

Cost Efficiency Ratio:
Total operating expenses	$673	$(76)	$597	$480	$19	$499
Net interest income and other operating income	1,266	(88)	1,178	1,060	4	1,064

Cost efficiency ratio	53.2%	—	50.7%	45.3%	—	46.9%

Adjusted profit for the period growth:
Profit for the period	$252	$(5)	$247	$339	$(101)	$238
IFRS profit for the period growth:
9/30/05 compared to 9/30/04			4%			—

	Nine Months Ended 9/30/05			Nine Months Ended 9/30/04
	Owned	IFRS		Owned	IAS Lite
(dollars are in millions)	Basis	Adjustments	IFRS	Basis	Adjustments	IAS Lite

Net interest income	$2,321	$26	$2,347	$2,041	$(20)	$2,021
Other operating income	1,397	(270)	1,127	995	28	1,023

Total operating income	$3,718	$(244)	$3,474	$3,036	$8	$3,044

Loan impairment charges	450	47	497	7	(14)	(7)
Loan impairment charges, Katrina related	26	—	26	—	—	—
Operating expenses	2,012	(226)	1,786	1,489	56	1,545

Profit before tax	1,230	(65)	1,165	1,540	(34)	1,506
Tax expense	450	(9)	441	551	(12)	539

Profit for the period	$780	$(56)	$724	$989	$(22)	$967

Katrina impact, net of tax expense	—	19	19	—	—	—
Non-recurring items, net of tax expense	—	—	—	—	(99)	(99)

Adjusted profit for the period	$780	$(37)	$743	$989	$(121)	$868

Cost Efficiency Ratio:
Total operating expenses	$2,012	$(226)	$1,786	$1,489	$56	$1,545
Net interest income and other operating income	3,718	(244)	3,474	3,036	8	3,044

Cost efficiency ratio	54.1%	—	51.4%	49.0%	—	50.8%